Exhibit 21

                         Subsidiaries of the Registrant

     Technitrol, Inc., which has no parent, has the following subsidiaries:

Name                                                              Incorporation                         Percent Owned
----                                                              -------------                         -------------
AMI Doduco Espana, S. L.                                          Spain                                     100%
AMI Doduco (France) S. A. S.                                      France                                    100%
AMI Doduco GmbH                                                   Germany                                   100%
AMI Doduco Hungary Kft.                                           Hungary                                   100%
AMI Doduco Italia S.r.l.                                          Italy                                     100%
AMI Doduco (Mexico), S. de R. L. de C. V.                         Mexico                                    100%
AMI Doduco (NC), Inc.                                             Delaware                                  100%
AMI Doduco (PA), Inc.                                             Pennsylvania                              100%
AMI Doduco (PR), Inc.                                             Delaware                                  100%
AMI Doduco Singapore Holding Pte. Ltd.                            Singapore                                 100%
AMI Doduco (Tianjin) Electrical Contacts Manufacturing Co.        People's Republic of China                100%
AMI Doduco (UK) Ltd.                                              United Kingdom                            100%
CST Electronics Co., Ltd.                                         Hong Kong                                 100%
Dongguan Pulse Electronics Co., Ltd.                              People's Republic of China                100%
ECM, Inc.                                                         Arizona                                   100%
Electro Componentes Mexicana S. A. de C. V.                       Mexico                                    100%
Electro Corporacion Mexicana S. A. de C. V.                       Mexico                                    100%
Excelsus Technologies, Inc.                                       California                                100%
Excelsus Technologies Limited                                     Hong Kong                                 100%
MCS Holdings Electrotecnica Espana, S. A.                         Spain                                     100%
Pulse Canada Ltd.                                                 Canada                                    100%
Pulse Components Ltd.                                             Hong Kong                                 100%
Pulse Electronics (Europe) Ltd.                                   United Kingdom                            100%
Pulse Electronics Ltd.                                            Hong Kong                                 100%
Pulse Electronics (Singapore) Pte. Ltd.                           Singapore                                 100%
Pulse Engineering, Inc.                                           Delaware                                  100%
Pulse GmbH                                                        Germany                                   100%
Pulse S. A.                                                       France                                    100%
Technitrol Delaware, Inc.                                         Delaware                                  100%
Technitrol Singapore Holdings Pte. Ltd.                           Singapore                                 100%
TNL Singapore Components Holdings Pte. Ltd.                       Singapore                                 100%
Valor GTI Electronics (Shenzhen) Co. Ltd.                         People's Republic of China                100%